Exhibit 99.2

2-YEAR EARNINGS PROJECTIONS

(Dollars and shares in millions)	Adjusted[1] 2020[2,3]	Adjusted Guidance[1] 2021[4] Low	–	Adjusted Guidance[1] 2021[4] High	Guidance 2022 Low	–	Guidance 2022 High
SDG&E[5]	$ 824	$ 790	–	$ 840	$ 830	–	$ 880
SoCalGas	737	680	–	720	710	–	750
Sempra California	**1,561**	**1,470**	**–**	**1,560**	**1,540**	**–**	**1,630**
Sempra Texas	**579**	**620**	**–**	**660**	**660**	**–**	**700**
Sempra Mexico	275	290	–	310	340	–	370
Sempra LNG	308	385	–	420	325	–	360
Sempra Infrastructure[6]	**583**	**675**	**–**	**730**	**665**	**–**	**730**
Parent - Interest + Preferred Dividends	(448)	(285)	–	(265)	(215)	–	(205)
Parent - Retained Costs	(11)	(60)	–	(50)	(55)	–	(45)
Discontinued Operations	78	0	–	0	0	–	0
Adjusted Earnings	**$ 2,342**	**$ 2,420**	**–**	**$ 2,635**	**$ 2,595**	**–**	**$ 2,810**
Wtd. Avg. diluted common shares outstanding[7]	306[8]		*315[9]*			323	

1. Represents a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures.
2. Amounts have been updated to reflect the impact from foreign currency and inflation and associated undesignated derivatives and net unrealized gains and losses on commodity derivatives.
3. 2020 GAAP Earnings (Losses) for SoCalGas, Sempra Mexico, Sempra LNG, Parent & Other, Discontinued Operations and Sempra Consolidated are $504M, $259M, $320M, $(562)M, $1,840M and $3,764M, respectively.
4. 2021 GAAP Earnings Guidance Range for Sempra Mexico, Sempra LNG, and Sempra Consolidated are $284M – $304M, $365M – $400M and $2,394M – $2,609M, respectively.
5. Does not assume any impacts of a Cost of Capital Mechanism (CCM) trigger.
6. Sempra Infrastructure transaction included partial year in 2021 and full year in 2022. The ability to complete this transaction is subject to conditions to closing and a number of risks and uncertainties. Please refer to "Risk Factors" in our most recent Annual Report on Form 10-K and "Capital Resources and Liquidity" in our most recent Quarterly Report on Form 10-Q for a description of the risks and other factors associated with this transaction.
7. IEnova exchange offer included partial year in 2021 and full year in 2022.
8. Because the assumed conversion of the Series A preferred stock is dilutive for Adjusted Earnings, 13,417 Series A preferred stock shares are added back to weighted-average common shares outstanding used to calculate Adjusted EPS.
9. Average common shares reflects the conversion of the mandatory convertible series A preferred stock which converted on January 15, 2021, and series B preferred stock which will automatically convert on the mandatory conversion date of July 15, 2021. Share conversion rate assumed to be midpoint of conversion rates between the initial and threshold appreciation prices.

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EFFICIENT FINANCING

Projected 2021 – 2025 Net Long Term Debt Financing[1,2]



$9B – $12B
Infrastructure
$1B – $2B
Sempra Texas Utilities[3]
$3B – $4B
SoCalGas
$2B – $3B
SDG&E
$3B
Activity by Issuer[1]

Through 2022
California Utilities expected debt financing of $2B – $3B

Infrastructure capital expected to be self-funding through Sempra Infrastructure

Maintain strong liquidity by maintaining and sizing revolving credit facilities based on evolving business needs

Anticipated sustainability financing will highlight our role in accelerating the energy transition

Further build equity-credit securities into Sempra's capital structure as opportunities arise

Continue to expand diversity of offerings

Capital plan focused on CA Utilities provides for meaningful participation in capital markets and focuses on environmental stewardship that should provide sustainable financing opportunities[4]

1. Net planned long-term debt financing activity by entity for 2021 – 2025. Sempra Parent is expected to have net debt reduction of $1B – 2.5B over this period.
2. Debt issuance net of principal repayment.
3. Sempra Texas Utilities represents off-balance sheet financing as Oncor is not consolidated under GAAP. Values represent 80.25% proportionate ownership of Oncor for illustrative purposes.
4. Actual amounts expended will depend on a number of factors and may differ materially from the amounts reflected in our 5-year capital plan for 2021 – 2025. Includes $9.2B of capex which represents our proportionate share of amounts funded by unconsolidated entities, including Oncor, Sharyland and our unconsolidated JVs.

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5-YEAR CAPITAL PLAN

	2020A[1]	2021E			2022E			2023E – 2025E AVERAGES		
(Dollars in millions)		Low	–	High	Low	–	High	Low	–	High
SDG&E	$ 1,942	$ 2,300	–	$ 2,500	$ 1,900	–	$ 2,100	$ 1,600	–	$ 1,800
SoCalGas	1,843	1,950	–	2,100	1,800	–	2,000	1,650	–	1,850
Sempra California	$ 3,785	$ 4,250	–	$ 4,600	$ 3,700	–	$ 4,100	$ 3,250	–	$ 3,650
Sempra Texas[2]	$ 632	$ 175	–	$ 225	$ 150	–	$ 250	$ 50	–	$ 150
Sempra Mexico	611	300	–	400	300	–	400	75	–	150
Sempra LNG	272	750	–	850	550	–	650	150	–	250
Sempra Infrastructure	$ 883	$ 1,050	–	$ 1,250	$ 850	–	$ 1,050	$ 225	–	$ 400
Parent	12	0	–	0	0	–	0	0	–	0
Total On-Balance Sheet	$ 5,312	$ 5,475	–	$ 6,075	$ 4,700	–	$ 5,400	$ 3,525	–	$ 4,200
Oncor and Sharyland Capex[3]	1,409	1,650	–	1,750	1,700	–	1,900	1,850	–	1,950
Unconsolidated JVs' Capex[4]	228	0	–	25	0	–	0	0	–	0
Total Capex	**$ 6,949**	**$ 7,125**	**–**	**$ 7,850**	**$ 6,400**	**–**	**$ 7,300**	**$ 5,375**	**–**	**$ 6,150**

1. Amounts represent expenditures for PP&E and investments. 2020 actual excludes $.02B related to Sempra's capital contribution to Oncor for Oncor's acquisition of 100% of InfraREIT and Sempra's acquisition of a 50% indirect interest in Sharyland. See Appendix for a reconciliation of this non-GAAP financial measure.
2. Represents Sempra's capital contributions to Oncor.
3. Represents our proportionate ownership share and includes $9.2B of capex in 2021 through 2025 that will be funded by Sempra Texas Utilities' unconsolidated entities, Oncor and Sharyland.
4. Represents our proportionate ownership share of capex in 2021 – 2025 that will be funded by Sempra Mexico's unconsolidated JVs.

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